UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 7, 2008

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-52006 (Commission File Number)	98-0221142 (IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 7, 2008, ICO Global Communications (Holdings) Limited (“ICO”) issued a press release announcing that its subsidiary, ICO North America, Inc., closed on the funding of its recently announced $40 million working capital facility agreement. The facility was arranged by Jefferies Finance LLC, an affiliate of Jefferies and Company, and was funded by several major lenders on the terms and conditions previously announced. Additionally, in the press release, ICO announced that the U.S. Federal Communications Commission has granted ICO’s request to extend the remaining two milestone dates outlined in ICO’s authorization for the construction and launch of ICO’s satellite as follows: satellite launch - April 15, 2008; and certification that mobile satellite services systems are operational - May 15, 2008. Also, the press release announced that the ICO G1 satellite was mated to its launch vehicle and final preparations are underway for its launch on April 14, 2008 from Cape Canaveral, Florida. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)
By:/s/ John L. Flynn
April 8, 2008	John L. Flynn Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated April 7, 2008.